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                                  EXHIBIT 10.26


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                            FIRST CHARTER CORPORATION

                         1994 DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


SECTION 1. PURPOSE; DEFINITIONS

         The Plan is intended to afford any or all non-employee directors of the Company and of any Subsidiary the option to defer the receipt of all or part of their Director's Fees until such future date as they may elect pursuant to the terms and conditions of the Plan.

         For purposes of the Plan, the following terms are defined as set forth below:

                  a. "Allocation Date" means any date on which an amount representing all or a part of a Participant's Director's Fees is to be credited to his or her Cash Account or Stock Account pursuant to an effective deferral election. The Allocation Date for Director's Fees shall be the last day of the month in which the meeting to which such Director's Fees relate is held.

                  b. "Beneficiary" means any person or entity designated as such in a current Election Form. If there is no valid designation or if no designated Beneficiary survives the Participant, the Beneficiary is the Participant's estate.

                  c. "Board" means the Board of Directors of the Company and the Board of Directors of each Subsidiary.

                  d. "Cash Account" means an unfunded deferred compensation account established by the Company for a Participant in accordance with Section 3.2.1.

                  e. "Common Stock" means the common stock, $5.00 par value, of the Company.

                  f. "Company" means First Charter Corporation, a corporation organized under the laws of the State of North Carolina, or any successor corporation.

                  g. "Deferred Amount" means the amount (determined as a percentage of the Director's Fees) subject to a current deferral election, as evidenced by an Election Form.

                  h. "Director's Fees" means any retainer paid to a Participant for serving as a member of the Board and any fees paid to a Participant for attending meetings of the Board or any committee thereof.

                  i. "Disability" means permanent and total disability as determined under procedures established by the Board for purposes of the Plan.

                  j. "Distribution Date" means the date designated by a Participant in accordance with Sections 3.3.1 and
                           3.3.2 for the commencement of payment of amounts credited to his or her Cash Account or Stock Account, as the case may be.

                  k. "Election Date" means the date an Election Form is received by the Secretary of the Company.

                  l. "Election Form" means a valid Deferred Fee Election Form in the form attached hereto as Exhibit A properly completed and signed.


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                  m.       "ERISA" means the Employee Retirement Income Security
                           Act of 1974, as amended from time to time, and the rules and regulations thereunder.

                  n. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  o. "Fair Market Value" means, as of any given date, the average of the highest and lowest reported sales prices of the Common Stock as reported on a national securities exchange or quoted on the NASDAQ National Market System; or if the Common Stock is not listed on a national securities exchange or quoted on the NASDAQ National Market System, the average of the closing bid and asked prices for the Common Stock as reported by the NASDAQ Stock Market; or if the Common Stock is not listed on a national securities exchange or quoted on the NASDAQ National Market System or reported in the NASDAQ Stock Market, the fair value thereof determined in good faith by the Board of Directors of the Company.

                  p. "Participant" means a member of the Board who satisfies the requirements of Section 2. A Participant shall also include a person who ceases to be a member of the Board after the effective date of the Plan as long as a Cash Account or a Stock Account is being maintained for his or her benefit.

                  q. "Plan" means the First Charter Corporation 1994 Deferred Compensation Plan for Non-Employee Directors.

                  r. "Stock Account" means an unfunded deferred compensation account established by the Company for a Participant in accordance with Section 3.2.2.

                  s. "Subsidiary" or "Subsidiaries" means First Charter National Bank and any other wholly-owned subsidiary of the Company.

SECTION 2. ELIGIBILITY

         Each member of the Board who is not a full-time employee of the Company or a Subsidiary shall be eligible to participate in the Plan.

SECTION 3. DEFERRED FEE PROGRAM

         3.1      Participation

                  3.1.1   Deferral Elections

                           A Participant may make a deferral election with
                  respect to all or a part of his or her Director's Fees to be earned and payable thereafter by completing and executing an Election Form and submitting it to the Secretary of the Company. Any deferral election shall be in integral multiples of twenty-five percent (25%) of the Director's Fees. Each Participant shall indicate on his or her Election Form (whether the initial Election Form or a modified Election Form pursuant to Section 3.1.2 hereof) whether such Participant's Deferred Amount is to be allocated to the Participant's Cash Account or Stock Account. A Participant's Deferred Amount may not be apportioned among the Cash Account and the Stock Account; however, a Participant may change his or her investment election in accordance with Section 3.1.2 hereof.

                           In addition to indicating the investment election,
                  the Participant shall indicate on his or her Election Form:

                           a. the percentage of the Director's Fees that he or she wishes to defer;


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                           b.       the Distribution Date;

                           c. whether distributions are to be in a lump sum, in installments or a combination thereof; and

                           d.       the Participant's Beneficiaries.

                           A deferral election (including the investment
                  election) shall become effective with respect to a Participant's Director's Fees accruing on and after the first day of the calendar month following the Election Date. A deferral election (including the investment election) shall be irrevocable and shall remain in effect with respect to all future Director's Fees until a new irrevocable deferral election (including the investment election) made by the Participant in accordance with Section 3.1.2 or Section 3.1.3 becomes effective.

                           A Participant (or a Beneficiary (after the death of
                  the Participant)) may not make transfers between his or her Cash Account and Stock Account.

                  3.1.2    Deferral Election Modifications

                  A Participant may modify his or her deferral election with respect to Director's Fees to be earned and payable thereafter by completing and executing an additional Election Form (which shall replace the prior Election
Form) and submitting it to the Secretary of the Company. An election to increase or decrease the amount of future Director's Fees to be deferred shall become effective with respect to a Participant's Director's Fees accruing on and after the first day of the calendar month following the new Election Date. Any amount credited to a Participant's Cash Account or Stock Account, as the case may be, prior to such effective date will continue to be subject to the provisions of the Participant's previously valid Election Form.

                  3.1.3    Cessation of Deferrals

                           A Participant may cease to defer future Director's
                  Fees by completing and executing an additional Election Form (which shall replace the prior Election Form) and submitting it to the Secretary of the Company. An election by a Participant to cease deferrals of his or her Director's Fees shall become effective with respect to Director's Fees accruing on or after the first day of the calendar month following the new Election Date. Any amounts credited to a Participant's Cash Account or Stock Account, as the case may be, prior to such effective date will continue to be subject to the provisions of the Participant's previously valid Election Form.

                  3.1.4    Beneficiary Election Modification

                  A Participant shall be permitted at any time to modify his or her Beneficiary election by completing and executing an additional Election Form (which shall replace the prior Election Form) and submitting it to the Secretary of the Company. Such Beneficiary modification shall be effective as of the new Election Date.

         3.2      Accounts

                  The Company shall establish a Cash Account and a Stock Account, as applicable, for each Participant and for each Beneficiary to whom installment distributions are being made.

                  3.2.1    Cash Accounts

                  The Cash Account shall be a bookkeeping account whose value is based on the dollar amount of any Deferred Amounts allocated to such Cash Account. On each Allocation Date, for each


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Participant who has elected to have Deferred Amounts invested in his or her Cash
Account, the Company shall credit such Cash Account with an amount equal to such Deferred Amount. Interest shall be credited to such Cash Account as of the end of each calendar month, at an annual rate equal to First Charter National Bank Prime Rate in effect from time to time, based on the bookkeeping balance of the Cash Account throughout the month.

                  3.2.2    Stock Accounts

                  The Stock Account shall be a bookkeeping account whose value shall be based on the value of shares of Common Stock. On each Allocation Date, for each Participant who has elected to have Deferred Amounts invested in his or her Stock Account, the Company shall credit such Stock Account with units equivalent to shares of Common Stock in an amount equal to the quotient of (1) the Deferred Amount so allocated divided by (2) the Fair Market Value of the Common Stock on the Allocation Date. Additional units equivalent to shares of Common Stock shall be credited to such Stock Account as of each payment date for dividends on the Common Stock in an amount equal to the quotient of (1) the product of the number of units credited to the Stock Account on the record date for such dividends and the dividend rate per share divided by (2) the Fair Market Value of the Common Stock on the dividend payment date.

         3.3      Distributions

                  3.3.1    Distribution Elections

                           Each Participant shall designate on his or her
                  Election Form (whether an initial Election Form or a modified Election Form) one of the following dates as a Distribution Date with respect to amounts credited to his or her Cash Account or Stock Account, as the case may be, thereafter:

                           a.       the first day of the calendar month
                                    following the date of the Participant's
                                    death;

                           b.       the first day of the calendar month
                                    following the date of the Participant's
                                    Disability;

                           c.       the first day of the calendar month
                                    following the date of termination of the Participant's service as a member of the Board;

                           d. the first day of a calendar month specified by the Participant which is at least six months after the Election Date;

                           e.       the earliest to occur of a, b, c or d;

                           f.       the earliest to occur of a, b or c; or

                           g.       the earliest to occur of a, b or d.

                           A Distribution Date election shall become effective
                  on the Election Date. A Participant may request on his or her Election Form that distributions from his or her Cash Account or Stock Account, as the case may be (referred to in this Section 3.3.1 as the "Account"), be made in (i) a lump sum,
                  (ii) no more than one-hundred eighty (180) monthly or sixty
                  (60) quarterly installments or (iii) a combination of (i) and
                  (ii). Each installment shall be determined by dividing the Account balance by the number of remaining installments. If a Participant receives a distribution from his or her Account on an installment basis, amounts remaining in such Account before payment shall continue to be credited with earnings in accordance with the terms of Section 3.2. Except as hereinafter described, all distributions shall be made to the Participant.


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                           If the Distribution Date is the first day of the
                  month following the Participant's death or a fixed date which in fact occurs after the Participant's death or if at the time of death the Participant was receiving distributions in installments, the balance remaining in the Participant's Account shall be payable to his or her Beneficiaries as set forth on the Participant's current Election Form. All distributions to Beneficiaries shall be in a lump sum, without interest, except when the Distribution Date is the first day of the month following the Participant's death and the Participant's current Election Form specifies installment payments. Upon the death of a Beneficiary who is receiving distributions in installments, the balance remaining in the Account of the Beneficiary shall be payable to his or her estate without interest.

                           All distributions shall be paid in cash. Units
                  credited to a Participant's Stock Account shall be paid in cash equal to the aggregate Fair Market Value of the shares of Common Stock represented by such Units as of three (3) business days prior to the Distribution Date.

                  3.3.2    Modified Distribution Elections

                           A Participant may not modify his or her election as
                  to Distribution Date or distribution form with respect to Director's Fees previously earned and deferred hereunder. In the event a Participant modifies his or her deferral election in accordance with Section 3.1.2 hereof with respect to Director's Fees to be earned and payable thereafter, such Participant may modify the Distribution Date and distribution form on such new Election Form.


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SECTION 4. GENERAL PROVISIONS

         4.1      Unfunded Plan

                  It is intended that the Plan constitute an "unfunded" plan for deferred compensation. The Company may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan, provided that, unless the Company otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan. Any assets set aside shall remain in the name of the Company. Any liability of the Company to any person with respect to any grant under the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan, and any payments under the Plan shall be made from the general assets of the Company. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

         4.2      Changes in Capitalization

                  In the event of any merger, share exchange, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Common Stock, appropriate substitutions or adjustments shall be made to each Participant's Stock Account, such that such Participant's Stock Account immediately subsequent to such event shall have an aggregate balance of units equal to such number of shares of Common Stock (or other property for which the Common Stock of the Company shall have been exchanged) as such Participant would have owned after such event if such Participant had owned directly, immediately prior to such event, that number of shares of Common Stock for which units were credited to his or her Stock Account at that time.

         4.3      Administration

                  The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company. Such Administrator shall have the authority and responsibility to administer and interpret this Plan. Benefits due and owing to a Participant or Beneficiary under the Plan shall be paid when due without any requirement that a claim for benefits be filed. However, any Participant or Beneficiary who has not received the benefits to which he or she believes himself or herself entitled may file a written claim with the Administrator, who shall act on the claim within thirty days. Any action on any such claims shall be conclusive.

         4.4      Rules of Construction

                  Headings are given to the sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

         4.5      Withholding

                  No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any participation under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount.

         4.6      Amendment

                  The Plan may be amended by the Board, but no amendment shall be made that would impair the rights of a Participant to his or her Cash Account and/or Stock Account without his or her consent.


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         4.7      Duration of Plan

                  The Board may terminate the Plan at any time, by appropriate action. Upon termination of the Plan, amounts then credited to each Cash Account and each Stock Account shall be paid in accordance with the Distribution Election then governing such Account or as otherwise provided in Section 3.3.1.

         4.8      Effective Date of Plan

                  The Plan will become effective on July 20, 1994, the date of approval by the Board of Directors of the Company.

         4.9      Assignability

                  No Participant or Beneficiary shall have the right to assign, pledge or otherwise transfer any payments to which such Participant or Beneficiary may be entitled under the Plan other than by will or by the laws of descent and distribution or pursuant to a "qualified domestic relations order" (as defined by Title I or ERISA.

         4.10     Binding Effect

                  The provisions of this Plan shall be binding upon the successors and assigns of the Company.

         4.11     Governing Law

                  The Plan shall be construed and interpreted in accordance with North Carolina law.


                                        FIRST CHARTER CORPORATION



                                        By:_______________________________



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                                    EXHIBIT A

                           DEFERRED FEE ELECTION FORM

         This Agreement between First Charter Corporation (the "Company") and ____________________ (the "Participant") is made this _____ day of
_______________, 19__ (the "Election Date"), under the First Charter Corporation 1994 Deferred Compensation Plan for Non-Employee Directors.

         NOTE: Please indicate here whether this Election Form reflects an initial deferral election, a modification of a prior deferral election or the cessation of a deferral election

            ( ) Initial            ( ) Modification of          ( ) Cessation of
                Deferral               Deferral                     Deferral
                Election               Election                     Election


1. DEFERRED FEE PLAN. The Participant agrees to the terms and conditions of the First Charter Corporation 1994 Deferred Compensation Plan for Non-Employee Directors, a copy of which has been delivered to the Participant and constitutes a part of this Agreement. Capitalized words and phrases in this Agreement shall have the meaning given to them in the Plan, unless the context clearly indicates otherwise.

2. ELECTION TO DEFER FEES. The Participant authorizes and directs the Company to defer $_______, or ______% (in integral multiples of 25%), of the Director's Fees earned on and after ________, 19__ and in each subsequent year. The Participant may modify or revoke this election on a prospective basis for future calendar years in accordance with the provisions of the Plan by delivering to the Secretary of the Company a written revocation of the election.

3. ACCOUNT. The Participant elects to have his or her Director's Fees deferred hereunder allocated to either the Cash Account or the Stock Account, as follows:

         ( )    Cash Account

         ( )    Stock Account

NOTE: All Director's Fees deferred hereunder must be allocated to only one account.


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         4. DISTRIBUTION DATE. The Participant elects to receive, or commence receipt of, payment of his or her deferred Director's Fees as follows (check one):

         ( )      1.       The first day of the calendar month following the
                           date of the Participant's death.

         ( )      2.       The first day of the calendar month following the
                           date of the Participant's Disability.

         ( )      3.       The first day of the calendar month following the
                           date of termination of the Participant's service as a member of the Board.

         ( )      4.       The first day of the following calendar month (which
                           must be at least six months after the date hereof):

         ( )      5.       The earliest to occur of the events specified in 1,
                           2, 3 or 4 above (if choosing this option, please fill in calendar month in 4 above).

         ( )      6.       The earliest to occur of the events specified in 1, 2
                           or 3 above.

         ( )      7.       The earliest to occur of the events specified in 1, 2
                           or 4 above (if choosing this option, please fill in calendar month in 4 above).

         5. FORM OF PAYMENT.

         The Participant elects to receive the amount of Deferred Fees credited to his or her Cash Account or Stock Account, as the case may be, in (check one):

         ( )    a lump sum; or

         ( )    substantially equal installments as follows:

                    _____  180 monthly installments

                    _____  60 quarterly installments

         ( )    combination ______________________________________

         6. BENEFICIARY DESIGNATION. The Participant requests that, upon his or her death, any amounts remaining in his or her Cash Account or Stock Account, as the case may be, be paid to the Beneficiary or Beneficiaries he or she has designated below:

         ___________________________________
         ___________________________________
         Name(s) of Beneficiary(ies)


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         IN WITNESS WHEREOF, the Participant has executed this Agreement on the day and year written above.


                                            ____________________________(SEAL)
                                            Participant